EXHIBIT 1

JOINT FILING AGREEMENT

The undersigned hereby agree that the statement on Schedule 13G to which this Agreement is annexed as Exhibit 1, and any amendments thereto, is and will be filed on behalf of each of them in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.

Dated: July 29, 2024

MFN PARTNERS, LP

By:	/s/ Jonathan Reisman
Name: Jonathan Reisman
Title: Authorized Person

MFN PARTNERS GP, LLC

By:	/s/ Jonathan Reisman
Name: Jonathan Reisman
Title: Authorized Person

MFN PARTNERS MANAGEMENT, LP

By:	/s/ Jonathan Reisman
Name: Jonathan Reisman
Title: Authorized Person

MFN PARTNERS MANAGEMENT, LLC

By:	/s/ Jonathan Reisman
Name: Jonathan Reisman
Title: Authorized Person

FARHAD NANJI

/s/ Farhad Nanji
Farhad Nanji, individually

MICHAEL F. DEMICHELE

/s/ Michael F. DeMichele
Michael F. DeMichele, individually

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